AMENDMENT NO. 1 TO THE 382 RIGHTS AGREEMENT
THIS AMENDMENT NO. 1 (this “Amendment”), dated as of August 10, 2018, amends the 382 Rights Agreement, dated as of September 5, 2017 (the “Agreement”), by and between Westmoreland Coal Company, a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Delaware corporation (the “Rights Agent”). All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.
WHEREAS, Section 27 of the Agreement provides that, prior to the Distribution Date, the Company and the Rights Agent may, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing shares of Common Stock;
WHEREAS, the Distribution Date has not yet occurred;
WHEREAS, pursuant to Section 27 of the Agreement, the Company hereby directs that the Agreement be amended as set forth in this Amendment; and
WHEREAS, subject to and in accordance with the terms of this Amendment, the Company and the Rights Agent have agreed to amend the Agreement in certain respects, as more particularly set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

1.	AMENDMENT OF THE RIGHTS AGREEMENT.
(a)    Section 1(r) of the Agreement is hereby amended and restated in its entirety as follows:
“(r) “Expiration Date” shall mean shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, (iv) the date on which the Board determines in its sole discretion that this Agreement is no longer necessary for the preservation of material valuable Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines in its sole discretion that no Tax Benefits may be carried forward, (vi) March 5, 2019 if the Stockholder Approval has not been obtained and (vii) the date on which the Board determines in its sole discretion that this Agreement is no longer in the best interest of the Company and its stockholders.”

2.	AMENDMENT TO EXHIBIT.
(a)    Exhibit C to the Agreement is amended by deleting each reference to “September 5, 2018” in the Form of Summary of Rights to Purchase Stock Under 382 Rights Agreement and substituting therefor “March 5, 2019”.

3.	GOVERNING LAW.
This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

4.	OTHER AMENDMENT; EFFECT OF AMENDMENT.
Except as and to the extent expressly modified by this Amendment, the Agreement and the exhibits thereto remain in full force and effect in all respects without any modification. This Amendment will be deemed an amendment to the Agreement and will become effective on the date hereof. In the event of a conflict or an inconsistency between this Amendment and the Agreement and the exhibits thereto, the provisions of this Amendment will govern.

5.	COUNTERPARTS.
This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

6.	SEVERABILITY.
If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

WESTMORELAND COAL COMPANY

By: /s/ Michael Hutchinson
Name: Michael Hutchinson Title: Interim Chief Executive Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Rights Agent

By: /s/ Dorothy Flynn
Name: Dorothy Flynn Title: VP and General Manager

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